Exhibit 10.1

Beeline Holdings, Inc.

188 Valley Street, Suite 225

Providence, RI 02909

April 25, 2025

Via Email

Attention: Nicholas R. Liuzza, Jr.

Dear Mr. Liuzza:

This letter relates to the Warrants to Purchase Common Stock (the “Warrants”) of Beeline Holdings, Inc. (the “Company”). By signing below, you hereby agree and consent to the following with respect to the Warrants:

You hereby agree to the addition of the following in Section 1(f) of the Warrants you hold containing the definition of “Maximum Percentage”: “Notwithstanding anything herein to the contrary, in the event a Holder is or becomes subject to Section 16(a) of the 1934 Act by virtue of being am executive officer or director of the Company, then, beginning 61 days after such Holder became subject to Section 16(a) of the 1934 Act and continuing for as long as such Holder remains subject to Section 16(a) of the 1934 Act by virtue of being an executive officer or director of the Company, the Maximum Percentage shall not apply to such Holder for all purposes of this Warrant.”

If you agree and consent to the above, please sign below.

Very Truly Yours,

/s/Christopher Moe
Christopher Moe, Chief Financial Officer

I, the undersigned, as a holder of Warrants of Beeline Holdings, Inc. hereby consent to the terms, agreements and amendments set forth in this letter.

By:	/s/Nicholas R. Liuzza, Jr.
Name:	Nicholas R. Liuzza, Jr.